EXHIBIT 5(a)

Deloitte &
     Touche



                    JWP INC. 401(k) RETIREMENT SAVINGS PLAN

                    Financial Statements and
                    Supplemental Schedules for the
                    Year Ended December 31, 1992, and
                    Independent Auditors' Report












Deloitte Touche
Tohmatsu
International

Deloitte &
     Touche
                      1633 Broadway                  Telephone: (212) 489-1600
                      New York, New York 10019-6754  Facsimile: (212) 489-6944
                                                      International & Domestic
                                                                Telex: 4995706





 INDEPENDENT AUDITORS' REPORT



 To the Trustees of The JWP INC.
   401(k) Retirement Savings Plan

 We were engaged to audit the accompanying statement of assets available for benefits of the JWP INC. 401(k) Retirement Savings Plan as of December 31, 1992, the related statement of changes in assets available for benefits for the year ended December 31, 1992 and the supplemental schedules of assets held for investment and reportable transactions as of and for the year ended December 31, 1992. These financial statements and the supplemental schedules are the responsibility of the Plan's management.

 As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 6, which was certified by the IDS Trust ("IDS"), the trustee of the Plan, except for comparing the information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained certifications from IDS as of and for the year ended December 31, 1992 that the information provided to the plan administrator by the trustee is complete and accurate.

 Because of the significance of the information that we did not audit, we are unable to express, and do not express, an opinion on the accompanying financial statements and supplemental schedules taken as a whole. The form and content of the information included in the financial statements and supplemental schedules, other than that derived from the information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.



 Deloitte & Touche

 October 15, 1993









 Deloitte Touche
 Tohmatsu
 lnternational

JWP INC. 401(k) RETIREMENT SAVINGS PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31,1992
_______________________________________________________________________________


ASSETS


INVESTMENTS AT FAIR VALUE:
  IDS Trust Collective Income Fund II                               $19,540,418
  IDS Mutual Inc.                                                     3,136,113
  IDS Mutual Funds - Equity                                           9,558,523
  JWP INC. common stock                                               2,345,817
  Loans to participants                                                 745,982
  Interest-bearing cash                                                  90,669
                                                                     __________

          Total investments                                          35,417,522

CASH - Noninterest-bearing                                               21,109

RECEIVABLES:
  Employer's contributions                                              210,842
  Employees'contributions                                               754,953
  Interest receivable                                                       370
                                                                     __________

          Total receivables                                             966,165
                                                                     __________

ASSETS AVAILABLE FOR BENEFITS                                       $36,404,796
                                                                     __________
                                                                     __________


See notes to financial statements.

JWP INC. 401(k) RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31,1992
_______________________________________________________________________________


ADDITIONS:
  Employer contributions                                            $ 3,924,498
  Employee contributions                                             12,993,751
  Investment income                                                      33,575
                                                                     __________

          Total additions                                            16,951,824
                                                                     __________

DEDUCTION - WITHDRAWALS                                              12,033,054
                                                                     __________

UNREALIZED DEPRECIATION IN FAIR VALUE
  AND NET LOSS ON SALE OF INVESTMENTS:
  Unrealized depreciation                                           (1,453,797)
  Net loss on sales                                                   (600,906)
                                                                     __________

           Total                                                    (2,054,703)
                                                                     __________

TRANSFERS FROM OTHER PLANS                                           13,053,419
                                                                     __________

INCREASE IN ASSETS                                                   15,917,486

ASSETS AVAIABLE FOR BENEFITS, Beginning of year                      20,487,310
                                                                     __________

ASSETS AVAILABLE FOR BENEFITS, End of year                          $36,404,796
                                                                     __________
                                                                     __________


See notes to financial statements.

JWP INC. 401(k) RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31,1992
_____________________________________________________________________________


1.    DESCRIPTION OF THE PLAN


      The following brief description of the JWP INC. 401(k) Retirement Savings Plan (the "Plan") is provided for general information purposes only. References should be made to the Summary Plan Description for more complete information.

      The Plan is a voluntary savings plan sponsored by JWP INC. (the "Company"). The Plan became effective on September 1, 1984. The Plan was amended and restated in 1986, 1989 and 1991 to reflect changes required by the Tax Reform Act of 1986 and subsequent legislation and certain administrative and conforming amendments. On January 1, 1992, IDS Trust was designated as the Plan Trustee (the "Trustee") by the Company. The Trustee is responsible for the investment and control of the Plan assets. At that date, all the Plan assets at December 31, 1991 were transferred to the Trustee.

      Individual Income Tax Consideration - The Plan complies with the requirements of Section 401(k) of the Internal Revenue Code, as amended (the "Code"). As such, the participants' gross income for federal and state tax purposes is reduced by the amount of their contributions to the Plan in the current year, subject to the maximum limitation.

      Under current income tax regulations, any withdrawals from the Plan are subject to individual income tax in the year of the distribution. If the participant has not yet attained the age of 59-1/2, the participant may be subject to an additional 10 percent tax. A participant can defer the payment of income tax and avoid the 10 percent additional tax if the distribution is "rolled over" into an Individual Retirement Account (IRA) or another employer's qualified plan.

      Participation and Vesting - All regular, full-time employees who have attained age 21 and who have completed three months of service as of January 1 and July 1, the Plan enrollment dates, are eligible to participate in the Plan. Additionally, on January 1 and July 1, Plan participants can change the percentage of pay saved. Plan participants' contributions may be stopped at any time. Participants and eligible participants in the Plan on or prior to January 1, 1992 are 100 percent vested in both their contributions and the Company's on the date the contribution is made. Participants who become eligible to enroll in the Plan after January 1, 1992 become 50 percent vested in the Company's contribution after the completion of one year of service and 100 percent vested after two years of service.

      Contributions - Eligible employees may contribute any whole percentage of their compensation from 2 percent to 12 percent as a basic contribution. As an inducement to participate, the Company makes a matching contribution up to 6 percent of the amount contributed by the employee. The Company elected to contribute 50 cents for each dollar eligible for matching subject to an annual matching contribution limit based on IRS guidelines subject to a 1992 maximum Company match of $1,800.

      Investment Options - The participants are permitted to direct their investments in four different investment options. After April 1, 1992, participants may change their elections at any time. If an election was not made by the Plan participant, the employee's contribution is invested in the IDS Trust Collective Income Fund II - a fixed income fund. Any new election may apply to future deposits or to past and future deposits, as the participant elects. Company contributions were automatically invested in the pooled Company Stock Fund through April 1993 and thereafter to the same investment funds elected by participants for their own contributions.

      Withdrawals and Distributions - Generally, participants may not withdraw funds until after termination of employment. A participant may, however, apply in writing to the Plan Administrator at any time for an emergency "hardship" withdrawal. Under current law, such withdrawal may only be made for an immediate and severe financial need and may not exceed the amount needed to meet the cost of the hardship. Under the Code, the following events are generally considered hardships:

            a. The purchase or major rehabilitation of your primary residence,

            b. College education for you or a member of your immediate family, or

            C. Extreme medical expenses not otherwise reimbursed from insurance or other source.

      Upon termination of employment, the participant may elect to receive:

            a. A lump-sum cash payment as soon as practicable after the valuation date following the date of termination, or

            b. Substantially equal monthly installments over a period not to exceed 10 years.

      Participants may also elect to leave the money due to them in the Plan until age 65 or until they consent to receive payment if the value of the account is greater than $3,500.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The Plan's financial statements were prepared using the accrual basis of accounting. Investments in securities are valued at quoted market prices at December 31, 1992 (see Note 9 for subsequent deterioration of fair value of JWP INC. common stock). Administrative expenses of the Plan have been paid by the Company.

3.    PLAN FUNDING

      The Plan is funded by the participants' elective contributions and the Company's matching contributions. The participants'contributions are deposited into the Trust along with the Company's matching contributions on a monthly basis.


4.    PLAN TERMINATION

      The Company intends to continue the Plan on a permanent basis. However, the Company reserves the right to amend, modify, or discontinue the Plan, since future business conditions cannot be foreseen. No amendment will reduce vested benefits.


5.    TAX STATUS

      The Plan, as originally established in 1984 and as subsequently amended, has been accepted as qualified under Section 401(a) of the Internal Revenue Code, and conforms to the requirements of the Employee Retirement Income Security Act of 1974. On October 28, 1988 the Internal Revenue Service issued a favorable determination letter which applies to plan years beginning after March 1, 1987.

       The Company is of the opinion that the amended Plan meets the IRS requirements and therefore continues to be tax-exempt. Accordingly, no provision for income taxes has been included in the Plan's financial statements.


6.     INFORMATION CERTIFIED BY THE TRUSTEES


       All information included in the statement of assets available for benefits (except contributions receivable) as of December 31, 1992 and the statement of changes in assets available for benefits (except employer contributions) has been prepared by IDS. The plan administrator has obtained a certificate from IDS that such information is complete and accurate.


7.     RELATED PARTY TRANSACTIONS


       During 1992, JWP INC. paid administrative fees of approximately $130,000 in connection with the management of the Plan.

8.     TRANSFERS FROM OTHER PLANS


       During 1992, the assets of the benefit plan of Businessland Inc., Huen Electric Inc. and Trautman and Shreve were merged into the JWP INC. 401(k) Retirement Savings Plan. These entities had previously been acquired by JWP INC.

9.     SUBSEQUENT EVENTS

       In 1992 JWP INC. incurred a loss of approximately $600 million and negative cash flow from operations of approximately $50 million. It is also in violation of several covenants contained in loan agreements. In addition, during the first two quarters of 1993, JWP INC. has continued to experience losses, and cash flow from operations continues to be inadequate to fund its operations and service its debt and other obligations.

       At October 8, 1993, the quoted market price of JWP INC. common stock has declined to $1.125 a share compared with the year-end market price of $2.50 a share, an aggregate unrealized depreciation of $1,294,344.

       As a result of the above, JWP INC. has developed a debt restructuring and recapitalization plan (the "Plan of Reorganization"), the principal economic terms of which have been agreed upon by substantially all its holders of its senior notes and bank indebtedness. Under the terms of the Plan of Reorganization, holders of JWP INC. common stock will have no equity interest in the restructured company and, therefore, will receive no recovery under the plans for reorganization. The Retirement Plan Committee has commenced interviewing independent legal and financial advisers to assist in developing and implementing options and strategies with respect to JWP INC. common stock that are in the best interests of the Plan participants.

       Effective January 1, 1993, the JWP INC. Money Purchase Plan, with assets aggregating $4,034,393, was merged into the Plan.

                                     * * * * * *

JWP INC. 401(k) RETIREMENT SAVINGS PLAN


ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31,1992
_________________________________________________________________________________________________________________________________


        Identity of
          Issues                                  Description                        Shares             Cost         Fair Value

IDS Trust Collective Income
  Fund II                           Shares of Registered Investment Company        1,503,340          $19,552,849    $19,540,418

IDS Mutual Inc.                     Shares of Registered Investment Company          261,692            3,234,592      3,136,113

IDS Mutual Funds - Equity           Shares of Registered Investment Company          591,357            9,782,728      9,558,523

JWP INC.                            Common Stock                                     941,341            5,675,348      2,345,817

Promissory notes                    Loans to participants                                                 745,982        745,982

Other                               Interest-bearing cash                                                  90,669         90,669
                                                                                                       __________    ___________

                                                                                                      $39,625,421    $35,417,522
                                                                                                       __________    ___________
                                                                                                       __________    ___________




JWP INC. 401(k) RETIREMENT SAVINGS PLAN


ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31,1992
__________________________________________________________________________________________________________________________________

                                                           Number of                       Proceeds
         Identity of              Description            Purchase/Sale     Purchase          from            Costs of      Net
      Party Involved                of Assets             Transactions       Price       Dispositions         Assets    Gain (Loss)

  IDS Trust Collective       Shares of Registered                70      $27,164,549      $         -      $27,164,549        N/A
    Income Fund II             Investment Company               162                -        8,596,520        8,575,944   $ 20,576

  IDS Mutual Inc.            Shares of Registered
                               Investment Company               172         4,036,315               -        4,036,315        N/A

  IDS Mutual Funds -         Shares of Registered               308         6,728,982               -        6,728,982        N/A
    Equity                     Investment Company               212                 -       3,837,251        3,897,810    (60,559)

  JWP INC.                   Common Stock                        27         5,149,791               -        5,149,791        N/A
                                                                 74                 -         856,156        1,417,079   (560,923)

  Trautman and               Transfer of assets                                                              1,766,418
    Shreve

  Businessland, Inc.         Transfer of assets                                                             11,100,566



                              EXHIBIT 5(b)



Deloitte &
     Touche



                    JWP INC. EMPLOYEE STOCK OWNERSHIP PLAN

                    Financial Statements and
                    Supplemental Schedule for the
                    Year Ended December 31, 1992, and
                    Independent Auditors' Report








Deloitte Touche
Tohmatsu
International

  Deloitte &
       Touche
                      1633 Broadway                   Telephone: (212) 489-1600
                      New York, New York 10019-6754   Facsimile: (212) 489-6944
                                                       International & Domestic
                                                                 Telex: 4995706





INDEPENDENT AUDITORS' REPORT



To the Trustees of the
 JWP INC. Employee Stock Ownership Plan:


We were engaged to audit the accompanying statement of assets available for benefits of the JWP INC. Employee Stock Ownership Plan as of December 31, 1992, the related statement of changes in assets available for benefits for the year ended December 31, 1992 and the supplemental schedules of assets held for investment and reportable transactions as of and for the year ended December 31, 1992. These financial statements and the supplemental schedules are the responsibility of the Plan's management.

As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 5, which was certified by the IDS Trust ("IDS"), the trustee of the Plan, except for comparing the information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained certifications from IDS as of and for the year ended December 31, 1992 that the information provided to the plan administrator by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to express, and do not express, an opinion on the accompanying financial statements and supplemental schedules taken as a whole. The form and content of the information included in the financial statements and supplemental schedules, other than that derived from the information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

As further discussed in Note 7, JWP INC.'s plans for reorganization provide that the current holders of JWP INC. common stock receive no recovery on their investment.


Deloitte & Touche

October 15, 1993





  Deloitte Touche
  Tohmatsu
  International

JWP INC. EMPLOYEE STOCK OWNERSHIP PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31,1992
_______________________________________________________________________________


ASSETS


INVESTMENTS AT FAIR VALUE:
  JWP INC. common stock                                              $2,011,629
  Interest-bearing cash                                                  48,770
                                                                      _________

          Total investments                                           2,060,399


INTEREST RECEIVABLE                                                         175
                                                                      _________

ASSETS AVAILABLE FOR BENEFITS                                        $2,060,574
                                                                      _________
                                                                      _________


See notes to financial statements.

JWP INC. EMPLOYEE STOCK OWNERSHIP PLAN

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31,1992
_______________________________________________________________________________


ADDITION - Interest income                                          $    12,301
                                                                      _________

DEDUCTION - Withdrawals                                               2,104,762
                                                                      _________

UNREALIZED DEPRECIATION IN FAIR VALUE
  AND NET LOSS ON SALE OF INVESTMENTS:
  Unrealized depreciation on JWP INC. common stock                    3,244,995
  Net loss on sale of investments                                       534,130
                                                                      _________

         Total                                                        3,779,125
                                                                      _________

TRANSFERS FROM OTHER PLANS                                            2,636,247
                                                                      _________

DECREASE IN ASSETS                                                    3,235,339

ASSETS AVAILABLE FOR BENEFITS, BEGINNING OF YEAR                      5,295,913
                                                                      _________

ASSETS AVAILABLE FOR BENEFITS, END OF YEAR                          $ 2,060,574
                                                                      _________
                                                                      _________


See notes to financial statements.

JWP INC. EMPLOYEE STOCK OWNERSHIP PLAN

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31,1992
______________________________________________________________________________


1.    DESCRIPTION OF PLAN


      The following brief description of the JWP INC. Employee Stock Ownership Plan (the "Plan") is provided for general information purposes only. Reference should be made to the Summary Plan Description for more complete information.

      Effective January 1, 1990, the Plan, formerly the JWP INC. Profit Sharing Plan, was amended and renamed the JWP INC. Employee Stock Ownership Plan. The Plan is a defined contribution plan sponsored by JWP INC. (the "Company" and the "Plan Sponsor"). The Plan covers nonunion employees who have attained the age of 21 and completed three months of service as of January 1, or July 1, the Plan enrollment dates.

      Effective January 1, 1992 the Company designated IDS as the Trustee of the Plan. The Trustee is responsible for the investment and control of the Plan assets.

      Under current income tax regulations, any distributions from the Plan are subject to the individual's income tax in the year of the distribution. If the participant has not yet attained the age of 59-1/2, the participant may be subject to an additional 10 percent tax.
      A participant can defer the payment of income tax and avoid the 10% additional tax if the distribution is "rolled over" into an IRA or another employer's qualified plan.


      CONTRIBUTIONS

      The Company may elect, at its sole discretion, to make a contribution for the Plan year in JWP INC. common stock or cash. During 1992, the Company elected not to make a contribution to the Plan. The contribution, if any, for the Plan year would be allocated among all eligible members for that Plan year who have been credited with 1,000 hours of service and who are still employed by the Company on the last day of the Plan year unless separated from the Company by death, disability or retirement. Contributions will be allocated to all members eligible to receive an allocation in proportion of a member's compensation to the compensation of all eligible members.

      The contributions are deposited by the Company into a trust, the JWP INC. Employee Stock Ownership Trust, where they are invested by the Trustees in JWP INC. common stock, other investments or held as cash. The stock or cash may be held in unallocated accounts prior to allocation to each member.

      Prior to January 1, 1991, the Plan did not allow allocations to members who had a base salary in excess of $150,000.


      VESTING

      Participants become 100 percent vested in all Company contributions upon death, disability or retirement. Otherwise, vesting will be determined as follows:

                              Years of Service                Vested
                              with JWP INC.                 Percentage

                              Less than 5 years                    0%
                              After 5 years or more              100%

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The Plan's financial statements were prepared using the accrual basis of accounting. Fair value of investments is determined by quoted market prices at December 31, 1992 (see Note 7 for subsequent deterioration of fair value of JWP INC. common stock).

3.      FEDERAL INCOME TAX

        On April 26, 1988 the Internal Revenue Service issued a favorable determination letter which was subject to the adoption of proposed amendments to the Plan submitted to the IRS, dated April 1, 1988.
        The Plan has been amended and restated through January 1, 1990. The company is of the opinion that the amended Plan meets the IRS requirements, and therefore continues to be tax-exempt. Accordingly, no provision for income taxes has been included in the Plan's official statements. Employer contributions and the income of the Plan are not taxable to the participants until such time as distributions are made.

4.      RELATED PARTY TRANSACTIONS

        In 1992, the Company paid approximately $42,000 for administrative expenses on behalf of the Plan.

5.      INFORMATION CERTIFIED BY THE TRUSTEE

        All information included in the statement of assets available for benefits (except employer contributions receivable) as of December 31, 1992 and the statement of changes in assets available for benefits (except employer contributions) has been prepared by IDS. The plan administrator has obtained a certificate from IDS that such information is complete and accurate.

6.      PLAN TERMINATION

        The Company intends to continue the Plan on a permanent basis. However, because future business conditions cannot be foreseen, the Company reserves the right to amend, modify or terminate the Plan. No amendment will have the effect of reducing the account balances. In the event of termination, or the complete discontinuance of the Company's contributions, the participants' accrued benefits shall become
        100 percent vested and nonforfeitable. In the event of partial termination of the Plan, individuals whose participation in the Plan is discontinued as a result of such partial termination will be fully vested.

7.      SUBSEQUENT EVENTS

        In 1992 JWP INC. incurred a loss of approximately $600 million and negative cash flow from operations of approximately $50 million. It is also in violation of several covenants contained in its loan agreements. In addition, during the first two quarters of 1993, JWP INC. has continued to experience losses, and cash flow from operations continues to be inadequate to fund its operations and service its debt and other obligations.

       At October 8, 1993, the quoted market price of JWP INC. common stock has declined to $1.125 a share compared with the year-end market price of $2.50 a share, an aggregate unrealized depreciation of $713,804.

       As a result of the above, JWP INC. has developed a debt restructuring and recapitalization plan (the "Plan of Reorganization"), the principal economic terms of which have been agreed upon by substantially all its holders of its senior notes and bank indebtedness. Under the terms of the Plan of Reorganization, holders of JWP INC. common stock will have no equity interest in the restructured Company and, therefore, will receive no recovery under the plans for reorganization. The Retirement Plan Committee has commenced interviewing independent legal and financial advisers to assist in developing and implementing options and strategies with respect to JWP INC. common stock that are in the best interests of the Plan participants.

8.     TRANSFERS FROM OTHER PLANS

       Effective August 31, 1992, the JWP Brandt Employee Stock Ownership Plan ("JWP Brandt ESOP") was terminated. Certain assets of the JWP Brandt ESOP were transferred to the Plan during 1992. In addition, the W.G. Cornell Employee Stock Ownership Plan was merged, effective March 25, 1992, into the JWP INC. ESOP. This entity had previously been acquired in 1990 by JWP.

                                 * * * * * *

JWP INC. EMPLOYEE STOCK OWNERSHIP PLAN

ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31,1992
_______________________________________________________________________________


                                                                          Fair
Identity of Issue       Description         Shares        Cost            Value



    JWP INC.            Common
                         Stock           519,130     $6,008,271      $2,011,629


    Cash             Interest-bearing
                          Cash                -         48,770           48,770
                                                     __________      __________

                                                     $6,057,041      $2,060,399
                                                     __________      __________
                                                     __________      __________

JWP INC. EMPLOYEE STOCK OWNERSHIP PLAN


ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31,1992
_____________________________________________________________________________________________

                                                        Proceeds
  Identity of      Description           Purchase         from        Cost of           Gain
Party Involved      of Assets             Price        Disposition    Assets           (Loss)

JWP INC.           Common Stock         $ 766,087      $         -    $  766,087         N/A

JWP INC.           Common Stock           774,241                -       774,241         N/A

JWP INC.           Common Stock         2,584,970                -     2,584,970         N/A

JWP INC.           Common Stock         2,544,500                -     2,544,500         N/A

JWP INC.           Common Stock                 -        2,584,970     2,628,991    $(44,021)

JWP INC.           Common Stock                 -          674,995       674,995           0

JWP INC.           Common Stock           674,995                -       674,995         N/A




                               EXHIBIT 5(c)


Deloitte &
     Touche






                    JWP INC. MONEY PURCHASE PLAN

                    Financial Statements for the
                    Year Ended December 31, 1992, and
                    Period June 1, 1991 (Date of Inception) to
                    December 31, 1991 and the
                    Supplemental Schedules for the
                    Year Ended December 31, 1991, and
                    Independent Auditors' Report









Deloitte Touche
Tohmatsu
International

     Deloitte &
          Touche
                     1633 Broadway                    Telephone: (212) 489-1600
                     New York, New York 10019-6754    Facsimile: (212) 489-6944
                                                       International & Domestic
                                                                 Telex: 4995706





   INDEPENDENT AUDITORS' REPORT



  To the Trustees of the
   JWP INC. Money Purchase Plan:

  We were engaged to audit the accompanying statements of assets available for benefits of the JWP INC. Money Purchase Plan as of December 31, 1992 and 1991, the related statements of changes in assets available for benefits for the year ended December 31, 1992 and for the period June 1, 1991 (date of inception) to December 31, 1991 and the supplemental schedules of assets held for investment and reportable transactions as of and for the year ended December 31, 1992. These financial statements and the supplemental schedules are the responsibility of the Plan's management.

  As permitted by Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement
  Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 6, which was cerfified by the IDS Trust ("IDS"), the trustee of the Plan, except for comparing the information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained certifications from IDS as of and for the period ended December 31, 1992 and 1991 that the information provided to the plan administrator by the trustee is complete and accurate.

  Because of the significance of the information that we did not audit, we are unable to express, and do not express, an opinion on the accompanying financial statements and supplemental schedules taken as a whole.
  The form and content of the information included in the financial statements and supplemental schedules, other than that derived from the information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security
  Act of 1974.

  Deloitte & Touche

  October 15, 1993







   Deloitte Touche
   Tohmatsu
   International

JWP INC. MONEY PURCHASE PLAN

STATEMENTS OF ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1992 AND 1991
_______________________________________________________________________________


                                                           1992          1991

ASSETS:
  Investments at fair value:
    IDS Trust Collective Income Fund II               $1,451,164
    IDS Mutual Fund                                       63,192
    IDS New Dimensions Fund                               54,276
    IDS Stock Fund                                        45,945
                                                       _________

          Total investments                            1,614,577
                                                       _________

  Receivables:
    Employer contributions                             2,419,816     $1,614,890
    Employees' contributions                                   -         23,352
                                                       _________     __________

          Total receivables                            2,419,816      1,638,242
                                                       _________     __________

ASSETS AVAILABLE FOR BENEFITS                        $ 4,034,393    $ 1,638,242
                                                       _________     __________
                                                       _________     __________



See notes to financial statements.

JWP INC. MONEY PURCHASE PLAN

STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1992 AND THE
PERIOD JUNE 1, 1991 (DATE OF INCEPTION) TO DECEMBER 31, 1991
_______________________________________________________________________________


                                                          1992           1991

ADDITIONS:
  Employer contributions                             $2,419,816      $1,614,890
  Employee contributions                                      -          23,352
  Investment income                                      61,846               -
  Other                                                  40,588               -
                                                      _________       _________

          Total additions                             2,522,250       1,638,242
                                                      _________       _________

DEDUCTION - WITHDRAWALS                                 125,405               -
                                                      _________       _________

UNREALIZED DEPRECIATION IN FAIR VALUE
  AND REALIZED GAIN ON SALE OF INVESTMENTS:
  Unrealized depreciation                                (1,409)              -
  Realized gain on sale                                     715               -
                                                      _________       _________

          Net decrease                                     (694)              -
                                                      _________       _________

INCREASE IN ASSETS                                    2,396,151       1,638,242

ASSETS AVAILABLE FOR BENEFITS, BEGINNING OF PERIOD    1,638,242               -
                                                      _________       _________

ASSETS AVAILABLE FOR BENEFITS, END OF PERIOD         $4,034,393      $1,638,242
                                                      _________       _________
                                                      _________       _________


See notes to financial statements.

JWP INC. MONEY PURCHASE PLAN

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31,1992 AND THE
PERIOD JUNE 1, 1991 (DATE OF INCEPTION) TO DECEMBER 31, 1991
______________________________________________________________________________

1.   DESCRIPTION OF PLAN

     The following brief description of the JWP INC. Money Purchase Plan (the "Plan") is provided for general information purposes only. Reference should be made to the Summary Plan Description for more complete information.

     The Plan is a defined contribution plan sponsored by JWP INC. (the "Company"). The Plan became effective on June 1, 1991. On January 1, 1992, IDS Trust was designated as the Plan Trustee (the "Trustee") by the Company. The Trustee is responsible for the investment and control of the Plan assets. At this time, all the Plan assets held at December 31, 1991 were transferred to IDS.

     Under current income tax regulations, any distributions from the Plan are subject to the individual income tax in the year of the distribution. If the participant has not yet attained the age of 59-1/2, the participant may be subject to an additional 10 percent tax. A participant can defer the payment of income tax and avoid the 10 percent additional tax if the distribution is "rolled over" into an Individual Retirement Account (IRA) or another employer's qualified plan.

     Participation and Vesting - All regular, full-time nonunion employees who have attained age 21 and who have completed three months of service as of January 1 and July 1, the Plan enrollment dates, are eligible to participate in the Plan. Participants become 100 percent vested in the Company's contribution after the completion of five years of service, even if the years of service occurred prior to the effective date of the Plan. There is no gradual vesting in the Company's contribution.

     Contributions - The Company contributes an amount equal to 3 percent of an employee's base salary as of January 1, 1992, plus certain commissions. An employee must be credited with 1,000 hours of service during the Plan year, and must have been employed by JWP or a participating subsidiary on December 31 of that year. No contributions are made by the employees.

     Investment Options - The Participants are permitted to direct their share of the Company's contribution to any of four different investment options. After April 1, 1992, participants may change their elections at any time. If an election was not made by the Plan participant, the employer contribution was invested in the IDS Trust Collective Income Fund II - a fixed income fund. Any new election may apply to future deposits or to past and future deposits.

     Distributions - A distribution will be made to a beneficiary if the participant should die, to a participant who becomes disabled or to a participant who terminates employment and meets the vesting requirements. Vested employees who leave the company may postpone distribution until age 65 if the value of the account is greater than $3,500.

     Upon retirement, the participant may elect to receive:

     a)     Equal monthly payments for the rest of the participant's life, or

     b)     A lump-sum cash payment of the participant's entire account.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The Plan's financial statements were prepared using the accrual basis of accounting. Fair value of investments in securities are determined by quoted market prices.


3.     PLAN FUNDING

       The Plan is funded by the Company. The Company's contributions to the Plan are made annually in the first quarter of the year following the Plan year. The contribution receivable at December 31, 1992 was funded by the Company in the first quarter of 1993. See Note 8 as to the Company's ability to fund future contributions.


4.     PLAN TERNMATION

       The Company intends to continue the Plan on a permanent basis. However, since future business conditions cannot be foreseen, the Company reserves the right to amend, modify or terminate the Plan. No amendment will have the effect of reducing the account balances. In the event of termination, or the complete discontinuance of the Company's contributions, the participants' accrued benefits shall become
       100 percent vested and nonforfeitable. In the event of partial termination of the Plan, individuals whose participation in the Plan is discontinued as a result of such partial termination will be fully vested.

5.     FEDERAL INCOME TAX

       The Company is in the process of preparing the appropriate information and data to apply to the Internal Revenue Services ("IRS") for a favorable determination letter on the Plan. The Plan Sponsor is of the opinion that the IRS will determine the Plan to be qualified under
       Section 401(a) of the Internal Revenue Code, as amended, and will not be subject to payment of Federal income taxes, being exempt under
       Section 501(a). Accordingly, no provision for income taxes has been included in the Plan's financial statements. Employer contributions and the income of the Plan are not taxable to the participants until such time as distributions are made.


6.     INFORMATION CERTIFIED BY THE TRUSTEE

       All information included in the statement of assets available for benefits (except contributions receivable) as of December 31, 1992 and the statement of changes in net assets available for benefits (except employer contribution) has been prepared by IDS. The plan administrator has obtained a cerfificate from IDS that such information is complete and accurate.

7.     RELATED PARTY TRANSACTIONS

       During 1992, JWP INC. paid administrative fees of approximately $51,000 in connection with the management of the Plan.

8.     SUBSEQUENT EVENTS

       In 1992 JWP INC. incurred a loss of approximately $600 million and negative cash flow from operations of approximately $50 million. It is also in violation of several covenants contained in loan agreements. In addition, during the first two quarters of 1993, JWP INC. has continued to experience losses, and cash flow from operations continues to be inadequate to fund its operations and service its debt and other obligations.

As a result of the above, JWP INC. has developed a debt restructuring and recapitalization plan, (the "Plan of Reorganization"), the principal economic terms of which have been agreed upon by substantially all its holders of its senior notes and bank indebtedness.

Effective January 1, 1993, the Plan was merged into the JWP INC. 401(k) Retirement Savings Plan.

                                  * * * * * *

JWP INC. MONEY PURCHASE PLAN

ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 1992
______________________________________________________________________________


                                                                       Fair
 Identity of Issue         Description         Shares        Cost     Value

IDS Trust Collective  Shares of Registered
  Income Fund II        Investment Company  111,644.975  $1,451,628  $1,451,164

IDS Mutual Inc.       Shares of Registered
                        Investment Company    5,272.989      65,576      63,192

IDS New Dimensions    Shares of Registered
  Fund Inc.             Investment Company    4,109.337      51,429      54,276

IDS Stock Fund Inc.   Shares of Registered
                        Investment Company    2,412.975      47,397      45,945
                                                         __________  __________

                                                         $1,616,030  $1,614,577
                                                         __________  __________
                                                         __________  __________

JWP INC. MONEY PURCHASE PLAN



ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1992


                                             Number                     Proceeds
    Identity of           Description        of Sale       Purchase       from        Cost of    Gain
  Party Involved           of Assets        Transactions     Price      Disposition    Assets    (Loss)
_______________________________________________________________________________________________________

IDS Trust Collective  Shares of Registered       64           $   -      $278,090      $277,375   $715
  Income Fund II       Investment Company




                              EXHIBIT 5 (d)




Deloitte &
     Touche



                    JWP INC. EMPLOYEE WELFARE PLAN

                    Financial Statements and
                    Supplemental Schedule for the
                    Year Ended December 31, 1992, and
                    Independent Auditors' Report










Deloitte Touche
Tohmatsu
International

  Deloitte &
       Touche
                    1633 Broadway                     Telephone: (212) 489-1600
                    New York, New York 10019-6754     Facsimile: (212) 489-6944
                                                       International & Domestic
                                                                 Telex: 4995706





   INDEPENDENT AUDITORS' REPORT



   To the Trustees of the JWP INC.
    Employee Welfare Plan:

   We have audited the accompanying statement of net assets available for benefits of the JWP INC. Employee Welfare Plan (the "Plan") as of December 31, 1992, and the related statement of changes in net assets available for benefits for the year ended December 31, 1992. These financial statements are the responsibility of the Trustees. Our responsibility is to express an opinion on these official statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall official statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the net assets of the Plan as of December 31, 1992 and the changes in net assets for the year then ended in conformity with generally accepted accounting principles.

   Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment as of December 31, 1992 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Trustees. Such schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

   As further discussed in Note 6, JWP INC. has developed plans for reorganization due to continuing negative cash flow from operations.

   Deloitte & Touche

   October 15, 1993



   Deloitte Touche
   Tohmatsu
   International

JWP INC. EMPLOYEE WELFARE PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31,1992
_____________________________________________________________________________

ASSETS:
 Cash:
   Interest-bearing                                                $  209,450
   Noninterest-bearing                                                105,870
 Contributions receivable - employer                                5,139,191
                                                                    _________

        Total assets                                                5,454,511

CLAIMS PAYABLE                                                      5,454,511
                                                                    _________

NET ASSETS AVAILABLE FOR BENEFITS                                  $        -
                                                                    _________
                                                                    _________


See notes to financial statements.

JWP INC. EMPLOYEE WELFARE PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31,1992
_____________________________________________________________________________


ADDITIONS:

  Contributions - employer                                          $17,364,864

  Interest income                                                        12,050
                                                                     __________

       Total additions                                               17,376,914


CLAIMS PAID                                                          17,376,914
                                                                     __________

NET CHANGE IN NET ASSETS AVAILABLE FOR BENEFITS                     $         -
                                                                     __________
                                                                     __________


See notes to financial statements.

JWP INC. EMPLOYEE WELFARE PLAN

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31,1992
______________________________________________________________________________


1.     DESCRIPTION OF THE PLAN


       The JWP INC. Employee Welfare Plan (the "Plan") is a Trust established by JWP INC. (the "Company") to provide benefits in the event of injury or sickness to its employees and to eligible dependents of its employees. The Plan benefits, coverage and limitations are described in the Insurance Plan handbooks.


       The Administrator for the Plan is the Connecticut General Life Insurance Company ("CIGNA"). CIGNA processes claims, issues benefit payments and performs administrative services in accordance with Plan documents.


       Funding for the Plan is provided by the Company as defined in the Plan documents.

       The Plan became effective December 28, 1989.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The Plan's financial statements were prepared using the accrual basis of accounting. Administrative expenses of the Plan have been paid by the Company.

3.     FEDERAL INCOME TAX

       The Plan applied to the Internal Revenue Service (IRS) to be recognized as a trust as described in Section 501(c)(9) of the Internal Revenue Code. The IRS issued a favorable determination letter on August 6, 1990.

       The Company is of the opinion that the Plan continues to be tax-exempt. Accordingly, no provision for income taxes has been included in the Plan's financial statements.


4.     OTHER

       The Plan's estimated maximum potential liability for expenses incurred but not yet reported in 1992 has been recognized in the Plan's financial statements.

5 .    PLAN TERMINATION

       The Company intends to continue the Plan on a permanent basis. However, since future business conditions cannot be foreseen, the Company reserves the right to amend, modify or terminate the Plan.

       In the event of Plan termination, the Trust Fund shall be applied solely to the payment of benefits of the type permitted under the Plan, to or for the benefit of participants at the time of termination.

6.     SUBSEQUENT EVENTS

       In 1992 JWP INC. incurred a loss of approximately $600 million and negative cash flow from operations of approximately $50 million. It is also in violation of several covenants contained in loan agreements. In addition, during the first two quarters of 1993, JWP INC. has continued to experience losses, and cash flow from operations continues to be inadequate to fund its operations and service its debt and other obligations.

       As a result of the above, JWP INC. has developed a debt restructuring and recapitalization plan (the "Plan of Reorganization"), the principal economic terms of which have been agreed upon by substantially all its holders of its senior notes and bank indebtedness.

                                   * * * * * *

JWP INC. EMPLOYEE WELFARE PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31,1992
______________________________________________________________________________



Identity of
  Issues         Description                    Shares     Cost      Fair Value


Cash          Interest-bearing cash               -       $209,450     $209,450